UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
October 15, 2015

Moody National REIT II, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-198305	47-1436295
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6363 Woodway Drive, Suite 110

Houston, Texas 77057

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (713) 977-7500

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement.

The information set forth under Items 2.01 and 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets

 Property Acquisition

As previously disclosed, on September 25, 2015, Moody National REIT I, Inc. assigned all of its rights to and interests in the Agreement of Purchase and Sale, dated May 11, 2015, for the acquisition of a hotel property located in Austin, Texas, commonly known as the Residence Inn University Area Austin (the “Residence Inn Austin”) from an unaffiliated seller (the “Seller”) to Moody National REIT II, Inc. (the “Company”). On October 15, 2015, the Company assigned all of its right, title and interest in and to the Residence Inn Austin to Moody National Lancaster-Austin Holding, LLC, an indirect, wholly owned subsidiary of the Company (“Moody Holding”).

On October 15, 2015, Moody Holding acquired fee simple title to the Residence Inn Austin from the Seller. Moody Holding paid an aggregate cash purchase price of approximately $25.5 million to the Sellers, which was financed with (1) a portion of the proceeds from the Company’s public offering  and (2) the proceeds of a mortgage loan secured by the Residence Inn Austin with an aggregate principal amount of $16,575,000 (the “Property Loan”) from KeyBank National Association (the “Lender”). See Item 2.03 of this Current Report on Form 8-K for an additional discussion of the Property Loan. In connection with the acquisition of the Residence Inn Austin, the Company’s advisor earned an acquisition fee of $382,500 and a debt financing fee of $165,750.

The Residence Inn Austin is a select-service hotel facility comprised of 112 guest rooms. The Residence Inn Austin opened on January 14, 2014, and benefits from its proximity to the University of Texas campus, Dell Children’s Hospital, Seton Medical corporate headquarters and the Texas State Capitol.

Leasing and Management of the Property

Moody Holding leases the Residence Inn Austin to Moody National Lancaster-Austin MT, LLC, an indirect, wholly-owned subsidiary of the Company’s operating partnership (the “Master Tenant”) pursuant to a Hotel Lease Agreement between Moody Holding and Master Tenant (the “Hotel Lease”). The Hotel Lease provides for a ten-year lease term, subject to a one-year extension in the event that the Property Loan is still in effect as of the end of the lease term; provided, however, that Moody Holding may terminate the Hotel Lease upon 45 days prior written notice to the Master Tenant in the event that Moody Holding contracts to sell the Residence Inn Austin to a non-affiliated entity, effective upon the consummation of such a sale of the Residence Inn Austin. Pursuant to the Hotel Lease, Master Tenant will pay an annual base rent of $2,800,000 per year for the first five years of the term of the Hotel Lease. The annual base rent paid by Master Tenant will be adjusted as set forth in the Hotel Lease beginning in year six of the lease term. In addition, Master Tenant will pay an annual percentage rent, to the extent that such percentage rent is greater than the base rent due for such period, in an amount equal to (1) a fixed percentage of the Residence Inn Austin’s gross revenues for the previous year (as set forth in the Hotel Lease), minus (2) the amount of the annual base rent paid for the previous year. The annual percentage rent will be adjusted as set forth in the Hotel Lease beginning in year six of the lease term.

The Master Tenant is party to a Relicensing Franchise Agreement (the “Franchise Agreement”) with Marriott International, Inc. (“Marriott”) pursuant to which Marriott has granted Master Tenant a limited, non-exclusive license to establish and operate the Residence Inn Austin using certain of Marriott’s proprietary marks and systems. The Franchise Agreement expires on January 14, 2034. Pursuant to the Franchise Agreement, the Master Tenant pays Marriott a monthly franchise fee equal to 6.0% of the Residence Inn Austin’s gross room revenues (as defined in the Franchise Agreement) and a monthly marketing fund contribution fee equal to 2.5% of the Residence Inn Austin’s gross room revenues.

Moody National Hospitality Management, LLC, an affiliate of the Company (the “Property Manager”), manages the Residence Inn Austin pursuant to a Hotel Management Agreement between Property Manager and Master Tenant (the “Management Agreement”). Pursuant to the Management Agreement, the Master Tenant pays the Property Manager a monthly base management fee in an amount equal to 4.0% of the Residence Inn Austin’s gross operating revenues (as defined in the Management Agreement) per fiscal year. Each month during the term of the Management Agreement and for one month following the termination of the Management Agreement, the Property Manager will also receive a $2,500 fee for providing centralized accounting services, which accounting services fee will be subject to annual increases based upon increases in the consumer price index. In addition, the Property Manager will receive a monthly revenue management services fee of $1,200. The Property Manager will also be eligible to receive additional fees for technical, procurement or other services provided by the Property Manager at the request of the Master Tenant. The Management Agreement has an initial ten-year term, and thereafter will automatically renew for four consecutive five-year terms unless Property Manager or Master Tenant provides written notice of termination at least 180 days prior to the end of the then-current term. Master Tenant may terminate the Management Agreement upon (1) a material breach, default, or noncompliance by Property Manager under the Management Agreement, (2) the operation of the Residence Inn Austin by the Property Manager in such a manner as to cause Marriott to require the removal of the Property Manager as the operator of the Residence Inn Austin or to give notice to the Master Tenant of its intent to terminate the Franchise Agreement, or (3) the Property Manager’s bankruptcy, dissolution, insolvency or liquidation or general assignment for the benefit of creditors, subject to cure provisions as described in the Management Agreement. In the event that Master Tenant terminates the Management Agreement for any reason other than Property Manager’s default or bankruptcy, the Master Tenant will pay the Property Manager a termination fee equal to the base management fee estimated to be earned by Property Manager for the remaining term of the Management Agreement, as adjusted for inflation and other factors. Notwithstanding the foregoing, so long as the Property Loan remains outstanding, the Master Tenant may terminate the Management Agreement at any time upon 30 days prior notice with or without cause, and no termination fee will be paid in connection with such termination.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.

 Property Loan

In connection with the acquisition of the Residence Inn Austin, Moody Holding borrowed $16,575,000 from the Lender pursuant to the Property Loan. The Property Loan is evidenced by a promissory note issued pursuant to a Loan Agreement (the “Loan Agreement”).

The entire unpaid principal balance of the Property Loan and all accrued and unpaid interest thereon and all other amounts due under the Property Loan are due and payable in full on November 1, 2025 (the “Maturity Date”). Interest on the outstanding principal balance of the Property Loan accrues at a fixed per annum rate equal to 4.58%. In the event that, and so long as, any event of default has occurred and is continuing under the Property Loan, the outstanding principal balance of the Property Loan and any unpaid interest thereon will bear interest at a per annum rate equal to the lesser of (1) the highest interest rate permitted by applicable law and (2) 9.58%. In addition, in the event that any principal, interest or any other amount due under the Property Loan is not paid when due, Moody Holding will pay upon demand by the Lender a late charge in an amount equal to the lesser of (1) 5.0% of the amount of the overdue payment and (2) the maximum amount payable pursuant to applicable law. Moody Holding may, upon at least 30 days prior written notice to the Lender, prepay the outstanding principle balance, plus all accrued interest and other amounts due, in full (but not in part) without payment of any penalty or premium on July 2, 2025 or any business day thereafter.

The performance of the obligations of Moody Holding under the Property Loan are secured by, among other things, a security interest in the Residence Inn Austin and other collateral granted to Lender pursuant to a Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing.

Pursuant to a Guarantee Agreement, the Company has agreed to irrevocably and unconditionally guarantee the prompt and unconditional payment to the Lender and its successors and assigns of certain obligations and liabilities of Moody Holding and the Master Tenant for which they may be liable pursuant to the Loan Agreement.

Pursuant to an Environmental Indemnity Agreement (the “Environmental Indemnity”), Moody Holdings and the Company (collectively, the “Indemnitors”) have agreed to jointly and severally indemnify and hold harmless the Lender and its officers, directors, employees and agents, from and against any losses, damages, costs, claims, suits or other liabilities of any nature that the Lender may suffer or incur as a result of, among other things, (1) any presence of any hazardous substances at the Residence Inn Austin or release of hazardous substances from the Residence Inn Austin, (2) any activity by the Indemnitors or their respective affiliates or any tenant or occupant of the Residence Inn Austin in connection with any treatment, storage, release, removal, handling, transfer or transportation to or from the Residence Inn Austin of any hazardous substances, (3) any non-compliance or violations of any environmental laws or permits in connection with the Residence Inn Austin or its operations, and (4) any breach by the Indemntitors of any representation, warranty, covenant or other obligation relating to environmental laws or hazardous substances under the Environmental Indemnity or any other loan document.

Item 7.01	Regulation FD Disclosure.

The Company intends to distribute a press release on October 22, 2015 announcing the purchase of the Residence Inn Austin. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.1	Press Release, dated October 22, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2015	MOODY NATIONAL REIT II, INC.

	By:	/s/ Brett C. Moody
Brett C. Moody
Chief Executive Officer and President